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                                                                    Exhibit 23.3





                               ENGINEER'S CONSENT


We consent to incorporation by reference in the Registration Statements (File Nos. 333-47672, 333-39908, 333-44702, 333-32214 and 333-85553) on Form S-8, and
the Registration Statements (File Nos. 333-50036, 333-50034 and 333-85211) on Form S-3 of Devon Energy Corporation, the reference to our appraisal report for Devon Energy Corporation as of December 31, 2000, which appears in the December 31, 2000 annual report on Form 10-K of Devon Energy Corporation




                                         PADDOCK LINDSTROM & ASSOCIATES LTD.


                                         /s/ D. L. Paddock
                                         ---------------------------------------
                                         D.L. Paddock, P. Eng.
                                         Vice-President


March 15, 2001